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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2001 (Date of earliest event reported)

Commission file number: 000-28131


                        Pilot Therapeutics Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                     Delaware                          56-2280858
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)

                            101 North Chestnut Street
                       Winston-Salem, North Carolina 27101
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 725-2222
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On December 21, 2001, Pilot Therapeutics, Inc. ("Pilot"), a wholly owned subsidiary of the Company, amended its loan agreement with PharmaBio Development, Inc. ("PharmaBio"), an affiliate of Quintiles Transnational Corp. Under the loan agreement, PharmaBio has advanced $4 million to Pilot and, if the Company consummates a defined equity sale, will make an additional $2 million available to Pilot.

         PharmaBio has the right to convert the principal amount of its advances under the loan agreement, including quarterly interest payments and commitment fees, into shares of the Company's common stock based on a prescribed "conversion price." The original loan agreement, which was entered into prior to completion on August 24, 2001 of a share exchange transaction pursuant to which each share of Pilot's common stock was exchanged for two shares of the common stock of Interallied Group, Inc., the predecessor of the Company, provided that the conversion price would be (i) $3.83, unless the Company raises at least $10,000,000 in equity capital by December 31, 2001, or (ii) if the Company raises at least $10,000,000 in equity capital by December 31, 2001, $5.00 for the first $3,000,000 and 70% of the price per share in the equity raise for all additional amounts up to $6,000,000. Additionally, PharmaBio is entitled to purchase additional shares of the Company's common stock at the conversion price up to an amount equal to the difference between the total amount made available to Pilot and the amount actually advanced to Pilot.

         Under the terms of the amended loan agreement, the conversion price is $1.915 unless the Company raises at least $10,000,000 in equity capital by December 31, 2001, in which case the conversion price is $2.50 for the first $3,000,000 and 70% of the price per share in the equity raise for all additional amounts up to $6,000,000. The amendment is intended to reflect the effect of the share exchange transaction described above.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following exhibit is filed herewith:

                  Exhibit No.   Description of Exhibit
                  -----------   ----------------------
                  4.1           Amendment to Loan Agreement between PharmaBio
                                Development, Inc. and the Company dated
                                December 21, 2001




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Pilot Therapeutics Holdings, Inc.

                                       By: /s/ Floyd H. Chilton
                                           -------------------------------------
                                           Floyd H. Chilton
                                           President and Chief Executive Officer


Date:    December 21, 2000